F. Opinion of Counsel






                           July 27, 2000



Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:

     Referring to the Application or Declaration on Form U-1 previously filed by Allegheny Energy, Inc. et. al. ("Allegheny Energy") under the Public Utility Holding Company Act of 1935, as amended, in File No. 70-9627, Potomac Edison assets transfer application, as described in the application or declaration of which this Opinion is a part, I have examined or caused to be examined such documents and questions of law as I deemed necessary to enable me to render this opinion. I understand that the actions taken in connection with the proposed transactions will be in accordance with the Application or Declaration; that all amendments necessary to complete the above-mentioned Application or Declaration will be filed with the Commission; and that all other necessary corporate action by the Board of Directors and officers in connection with the described transaction has been or will be taken prior thereto.

     Based  upon  the foregoing, I am of the opinion that  if  the said  application or declaration is permitted to become  effective
and   the  proposed  transaction  are  consummated  in  accordance therewith: (a) all required state laws applicable to the proposed transaction will have been complied with; (b) Potomac Edison, PE
Genco, and PE Transferring Agent, LLC, are validly organized and duly existing; the issuance of securities by PE Transferring
Agent,  LLC  to  Potomac Edison or by PE Genco to PE  Transferring
Agent LLC, will be validly issued, full paid and nonassessable, the securities will validly and duly obligate PE Transferring
Agent, LLC, and the holders thereof will be entitled to the rights and privileges set forth; (c) Potomac Edison, PE Genco, PE Transferring Agent will legally acquire any securities, and Allegheny Energy will legally acquire all interests of PE Genco all as described in File No. 70-9627; and (d) the consummation of the proposed transaction will not violate the legal rights of the holders of any of the securities issued by Allegheny Energy or by any associate or affiliate company.

     I consent to the use of this Opinion as part of the Application or Declaration that has been filed by Allegheny Energy in File No. 70-9627.


                                             Sincerely,

                                             /S/ ROBERT WINTER